EXHIBIT 10.4

                   SHARE PURCHASE AGREEMENT

THIS AGREEMENT dated for reference the 20th day of March, 2000.

BETWEEN:

     AK DRILLING, INC., a body corporate duly incorporated under the laws of the State of Montana and having an office at 2312 South Colorado, Butte, Montana, USA 59701;

     (hereinafter referred to as the "Vendor")

                                             OF THE FIRST PART

AND

     CHARGER VENTURES INC., a body corporate duly incorporated under the laws of the State of Nevada and having an office at Suite 411, 1200 West Pender Street, Vancouver,
     British Columbia, CanadaV6E 2S9;

     (herein referred to as the "Purchaser")

                                            OF THE SECOND PART

WHEREAS:

A.   The Vendor is the owner of the shares set out in Schedule
     "A" attached hereto in those
     companies set out in Schedule "A" attached hereto (herein collectively called the "Shares" and individually called "Share").

B. The Vendor wishes to sell and the Purchaser wishes to purchase all of the Shares for their mutual benefit on the terms herein set forth.

NOW THEREFORE THIS AGREEMENT WITNESSETH THAT in consideration of the sum of $1.00 paid by the Purchaser to the Vendor (the receipt and sufficiency of which is acknowledged by the parties hereto) and the mutual covenants and agreements herein contained, the parties hereto covenant and agree, each with the other, as follows:

1.   DEFINITIONS

1.1  For the purposes of this Agreement:

     (a) "Closing" means the completion of the transactions contemplated by this Agreement;

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     (b)  "Closing Date" means April 29, 2000 or such other date as the parties may agree in writing;

     (c) "Execution Date" means the date of execution of this Agreement;

     (d) "Performance Date" means the date on which the Purchaser has received the legal and equitable title to and interest in the Shares.

1.2  In this Agreement, except as otherwise expressly provided:

     (a) "Agreement" means this agreement, including the preamble and the schedules hereto, as it may from time to time be supplemented or amended in effect;

     (b) the words "herein", "hereof' and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Paragraph or other subdivision or Schedule;

     (c) the headings are for convenience only and do not form a part of this Agreement and are not intended to interpret, define, or limit the scope, extent or intent of this Agreement or any provisions hereof,

     (d) except as otherwise provided, any dollar amount referred to in this Agreement is in U.S. funds.

2.   PURCHASE AND SALE

2.1 The Vendor hereby sells and the Purchaser hereby purchases the Shares.

2.2. This Agreement is intended to and shall operate as an actual transfer of the Shares and the Purchaser shall be the owner of the Shares from the Closing Date. The Vendor shall execute all documents and shall do all such other acts and things which are convenient or necessary or which counsel may advise, for more completely and effectually carrying out the intention of this Agreement and for vesting the Shares in the Purchaser. The Vendor shall hold the Shares to the extent that the same shall not have been effectually transferred by or pursuant to this Agreement, in trust for arid as the property of the Purchaser pending the effective transfer thereof

2.3. The Vendor hereby irrevocably constitutes and appoints the Purchaser, its successors and assigns, the true and lawful attorney of the Vendor for and in the name of or otherwise on behalf of the Vendor with ftull power of substitution to do and execute all acts, deeds, matters and things whatsoever necessary for the assignment, transfer and/or conveyance of any interest in the Shares to the Purchaser and its successors and assigns as contemplated

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     herein.

3.   CONSIDERATION

     The Vendor will agree to sell all of the Shares to the Purchaser pursuant to the terms of this Agreement for a total purchase price of US $1,150,000 and 1,000,000 shares of' the Purchaser restricted common stock, $0.001 par value per share (the "Purchase Price"). The Purchaser shall make payments to the Vendor pursuant to the payment schedule set out below, which payments shall be credited against the Purchase Price on the Closing Date:

     (a)  Cash

          (i)       US $100,000         Non refundable payment upon the
                                        execution of this Agreement;

          (ii)      US $150,000         To be paid into an interest
                                        bearing escrow with the Purchaser's
                                        attorney, such attorney to be
                                        reasonably approved by the
                                        Vendor, within 30 days of the date of
                                        execution of this Agreement;

          (iii)     US $250,000         To be paid into an interest
                                        bearing escrow with the Purchaser's
                                        attorney, such attorney to be
                                        reasonably approved by the Vendor,
                                        within 60 days of the date of
                                        execution of this Agreement;

          (iv)      US $250,000         To be paid into an interest bearing
                                        escrow with the Purchaser's
                                        attorney, such attorney to be
                                        reasonably approved by the
                                        Vendor, within 90 days of the date of
                                        execution of this Agreement; and

          (v)       US $400,000         To be paid into an interest bearing
                                        escrow with the Purchaser's
                                        attorney, such attorney to be
                                        reasonably approved by the
                                        Vendor, within 120 days of the date of
                                        execution of this Agreement,

                  US $1,150,000         Total

          The Purchaser shall have the right to accelerate the payment schedule listed above. Payments made by the Purchaser pursuant to items 3.1 (a) (ii), (iii), (iv) and (v) above shall remain in escrow until Closing at which time all funds held in escrow shall be released to the Vendor:

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     In order to assure the Vendor of timely cash payments, the
     Purchaser shall place into escrow with the Purchaser's attorney, such attorney to be reasonably approved by the Vendor, an aggregate of 1,000,000 non-restricted free-trading shares of the Purchaser (the "Escrow Shares"). The Purchaser shall provide irrevocable instructions to its attorney that should the Purchaser fall to remedy a default of payment within seven days, then the Purchaser's attorney shall have the authority to immediately sell such number of the Escrow Shares to satisfy the balance due for the particular payment until it has been paid in full.

     (b)  Shares

          (i) 1,000,000 shares of the Purchaser restricted common stock, $0.001 par value per share within seven days from the date of execution of this Agreement.

               The parties hereto acknowledge that the shares of the Purchaser's stock to be issued hereunder to the Vendor will not be registered with the Securities and Exchange Commission under the Securities Act of 1933, as amended, (the "Securities Act") nor the securities laws of any state or province. Accordingly, as a condition precedent to the deliver), of the Purchaser's common stock, thereby acknowledge and represent to Purchaser the following:

               (I) They intend to acquire, receive and hold those shares of the Purchaser for investment purposes only and are not acquiring or receiving, that stock with a view or intent or for the purpose of the sale or alienation thereof within the United States except as provided and permitted by applicable state and U.S. federal securities laws, rules and regulations and particularly the Securities Act and the rules and regulations promulgated thereunder.

               (II) They understand that those shares are not being
                    registered under the United States Securities Act of 1933, as amended, or the securities law of any U.S. state, and therefore those shares cannot be sold or otherwise transferred to a U.S. person or within the U.S. except in compliance 'with applicable U.S. securities laws, rules and regulations or an exemption therefrom.

              (III) They understand that the sale and alienation of
                    those shares of the Purchaser's stock will be restricted, and that any future disposition of the Purchaser's shares may be made only after full and complete compliance with those applicable laws, acts, codes, rules and

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                    regulations or under an applicable exemption
                    therefrom has been duly established.

               (IV) Each  certificate for those newly issued shares of
                    the Purchaser's stock issued to the Vendors will contain the following legend stamped prominently upon that certificate:

                    The shares of stock represented by this certificate have not be registered under the Securities Act of 1933, as amended and may not be sold or otherwise transferred unless a compliance with the registration provisions of such Act has been made or unless availability of an exemption from such registration provisions has been established, or unless sold pursuant to Rule 144 under the Securities Act of 1933.

          (c) As further consideration for the Vendor agreeing to sell all of the Shares to the Purchaser pursuant to the terms of this Agreement, to the extent that Anthony M. King, his heirs and assigns, remains liable for the payment of any indebtedness identified in. the financial statements attached as Schedule B to this Agreement, within 120 days of the final payment (v) noted above, the Purchaser shall either cause the creditor to release any claim for payment of such indebtedness or shall pay and satisfy such creditors claim so that Anthony M. King is no longer liable for said indebtedness.

4.   VENDOR'S WARRANTIES AND REPRESENTATIONS

4.1 To induce the Purchaser to execute this Agreement and as a condition of the Vendor's obligation to close this Agreement, the Vendor hereby represents and warrants to the Purchaser as follows:

     (i) Effect of Agreement: The execution and delivery by the Vendor of this Agreement and its consummation and the performance of its terms by the Vendor will not conflict with or result in a breach of the terms of or constitute a default under or violation of any law or regulation of any governmental authority, domestic or foreign or the Articles of Incorporation or By-Laws of the Vendor or any material agreement or instrument to which the Vendor or any of its shareholders is a party or member or by which any one of them is bound or to which any of them is subject; nor will it give to others any interests or rights, including rights of termination, acceleration or cancellation, in or with respect to any of the properties, assets, agreements, contracts or business of any one of the corporations. No consent of any person not a party to this agreement, and no consent of any governmental authority, is required to be obtained on the part of

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          the Vendor to permit the transactions contemplated by this
          Agreement, of the business activities of the Vendor in the manner such business is currently carried on by their current or past management.

     (ii) Nature of Representations: No representation, warranty or agreement made by the Vendor in this Agreement, the financial statements, any document referred to herein. or other instruments or disclosure furnished by the Vendor or its shareholders as required by this Agreement contains, or will contain, an untrue statement of a material fact or omits to state any material fact necessary to make any statement, presentation, warranty or agreement not misleading to a prospective purchaser of all the stock of the Vendor or all of its assets and business and the assumption of its liabilities. The Vendor knows of no material fact or conditions adversely affecting the value of the Vendor common stock or assets, whether owned or leased, or the business operations of the Vendor which has not been disclosed to the Purchaser. The Vendor agrees to disclose to the Purchaser prior to the closing any fact, information, document or notice which would have an adverse effect on any statement, covenant, representation, warranty or agreement of the Vendor contained in this Agreement, or any agreement, list, certificate, schedule, statement, or other instrument required by this Agreement.

    (iii) Organization: The Vendor is an entity duly incorporated, validly existing and in good standing under the laws of the governmental entity stated above, has the corporate power and authority to own or lease its properties and hold its licenses and to carry on its business as now being conducted, and possesses all licenses, franchises, rights and privileges material to the conduct of its business. The Vendor is qualified or licensed under any and all applicable laws, regulations, ordinances, or orders Of public authorities to do business where the character of the properties owned or leased by that entity or the nature of the transaction require it to be qualified in each such jurisdiction.

     (iv) Capitalization of the Vendor: All of the outstanding stock of the Vendor has been duly authorized, is validly issued and outstanding, is fully paid and nonassessable and all of which issued and outstanding shares are owned by the person stated in the Schedule A hereto. There are no existing options, warrants, or other outstanding rights whatsoever to stock or securities of the Vendor.

     (v) The Shares: The Shares are legally and equitably owned and are free and clear of any and all restrictions, liens, claims, covenants or encumbrances or rights of third parties of any nature whatsoever. No voting agreements or restrictions of any kind affect the rights of the holders of the Shares. When completed as herein specified, the transfer of the Shares will vest full, absolute, complete and unconditional ownership of the transferred shares to the Purchaser.

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     (vi) Financial Statements: The Vendor has furnished to the
          Purchaser the unaudited financial statements for the period ended December 31, 1999, consisting of the balance sheet, statement of income and shareholder's equity for the period then ending. A copy of those items has been appended to this Agreement as Schedule "B". All such financial statements, together with the notes thereto, (i) are in accordance with the Vendor's true books and records; (ii) present fairly the financial position of the Vendor as of such dates, and its results of operations and changes in financial position for the respective periods indicated; and (iii) have been prepared in conformity with generally accepted accounting principals applied on ,I consistent basis, except as might be specifically indicated therein.

    (vii) Properties: The Vendor has good and marketable title to all tangible personal property, tangible assets, vehicles, supplies, machinery and equipment owned by it as reflected on its balance sheet, in each case subject to no contract or security interest, lien, pledge, restriction, charge or encumbrance not specified in its balance sheet and the related notes thereto, including all contracts Linder which it presently holds rights to tangible personal property, copyrights and other proprietary technical rights. Each of the contracts set forth in its balance sheet is valid and subsisting and, subject to laws of general application affecting the rights and remedies of creditors, is, to the best knowledge, information and belief of the Vendor, enforceable in accordance with its terms, and no material default of the Vendor or, to the best knowledge, information and belief of the Vendor, of any other party, exists under any of said contracts.

   (viii) Receivables: The receivables of the Vendor shown on its balance sheet, if any, and all receivables thereafter acquired arose from valid transactions in the ordinary course of business.

     (ix) Agreements, Contracts and Commitments: Except as shown on the its balance sheet, the Vendor is not a party to or otherwise subject to any or written (i) collective bargaining agreement; (ii) commitments for the employment of any officer or employee which is not terminable (without liability) on a 30 days (or less) notice;
          (iii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension, retirement or similar plans or agreements providing employee benefits; (iv) mortgages, indentures, notes or other agreements, contracts commitments or instruments for or relating to any borrowing of money on the deferred purchase price of property; (v) guarantees of any obligations for the borrowing of money or otherwise, or any other agreement of guarantee or indemnification, excluding endorsements made for collection in the ordinary course of business; (vi) agreements, contracts or commitments for the purchase or sale of any assets other than in the ordinary course of business or for the grant of any preferential rights to purchase any of its assets, properties or rights; (vii)

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          agreements, contracts or commitment or other instruments
          containing any covenant limiting its freedom to engage in any line of business in any area of the world or to compete with any person or entity or which constitute an undue material burden on its business, financial condition or properties,
          (viii) continuing agreements, contracts or commitments for future purchase of materials, supplies or equipment, (ix) agreements, contracts or commitments relating to the issuance of any securities or capital expenditures involving future payments; (x) agreements, contracts or commitments relating to the acquisition of the assets or a substantial part of the assets or capital stock of any business enterprise; (xi) agreements, contracts or commitments with any officer, director, 5% shareholder of the Vendor or any "associate" or affiliate thereof as the term is defined in Rule 405 of the Securities Act; (xii) continuing agreements, contracts, or commitments for the future sale of products or rendering of services by the Vendor; or (xiii) agreements, contracts, commitments or other instruments not entered into in the ordinary Course of business. Except for debt payments to the creditors and in the amounts set forth in the attached Schedule B, the Vendor is not in default Linder any franchise, contract, agreement, lease or other document to which it is a party or by which its properties are bound; and there have been no claims of defaults and there are no existing facts or conditions known to the Vendor or to its shareholders which, if continued or on notice, will result in a default under the contracts, agreements, leases or other documents to which the Vendor is a party or by which its property may be bound and which would adversely affect its business properties. Except as otherwise contemplated or permitted by this Agreement, between the date hereof and the closing date, the Vendor will not, without the prior consent of the Purchaser, which consent shall not be unreasonably withheld, amend, in any material respect, or enter into, any contract, agreement, or other instrument of the type described in this section.

     (x) Absence of Undisclosed Liabilities: To the best knowledge, information and belief of the executive officers of the Vendor, it has no material liabilities or obligations, either accrued, absolute, contingent or otherwise, including, without limitation, liabilities for federal, state, local or foreign taxes or custom duties, except (i) as reflected on its balance sheet, including the notes thereto; or (ii) liabilities and obligations incurred after the date of its balance sheet in the ordinary course of business in amounts usual and normal; or
          (iii) contracts and agreements of kinds not reflected on corporate balance sheets (prepared in accordance with generally accepted accounting principals) incurred in or as a result of the ordinary course of business.

     (xi) Litigation-Claims: There are no claims, litigation, actions, suits, investigations or proceedings pending or, to the knowledge of the executive officers of the Vendor, threatened against or affecting the Vendor or its properties or business, at law or in equity, or before or by any governmental department, commission,

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          board, bureau, agency or instrumentality, domestic or
          foreign, which if determined adversely would have a material adverse effect on its business or financial condition, or its ability to carry on its business as presently conducted.

    (xii) Taxes and Renegotiation: Except as specifically provided in this Agreement, the Vendor (i) has timely filed and duly filed all tax returns and custom declarations required by any jurisdiction, domestic or foreign, to which it or any of them is or has been subject; (ii) has either paid in full all taxes due and custom duties claimed to be due to each jurisdiction, and any interest and penalties with respect thereto, or provided adequate reserves for the payment thereof as set forth on its balance sheet; and (111) has adequately reflected as liabilities on its books all taxes and Custom duties that have accrued For any period which are not yet due and payable. Said tax returns and custom declarations for the years for which deficiencies could arise are true and complete,

   (xiii) Insurance: The Vendor Currently maintains (i) insurance on all of its assets and business of a type customarily insured, covering property damage and loss of income by fire or other casualty; and (ii) adequate insurance protection against all liabilities, claims, and risks against which it is customary to insure. Such insurance or comparable insurance will be maintained in full force and effect to and including the closing date.

    (xiv) Absence of Certain Charges: Since its incorporation, the Vendor has not (i) issued, delivered, or agreed to issue or deliver to any person any shares of stock (except as set forth in the corporate minutes), bonds or other corporate securities (whether authorized but unissued or held in treasury) or granted to any person or entity any options, warrants or other rights calling for the issuance thereof, (ii) incurred any obligation or liability (absolute or contingent) except obligations and liabilities Incurred in the ordinary course of business: (iii) discharged or satisfied any lien or encumbrance, or paid any obligation or liability (absolute or contingent) other than current liabilities incurred since the date of its balance sheet and current liabilities Incurred since the date of its balance sheet in the ordinary course of business; (iv) declared or made any payment or distribution to shareholders, or purchased or redeemed any shares of stock;
          (v) except as specifically stated in this agreement, has not mortgaged, pledged or subjected to lien or any encumbrance,
          an), asset (tangible or intangible); sold or transferred, or contracted to sell or transfer, any tangible assets or cancelled any debts or claims, except in the ordinary course of business and in any event not in an aggregate amount which is material; (vii) sold, assigned or transferred, or contracted to sell, assign or transfer, any patents, trademarks, trade names, copyrights, licenses, trade secrets or other intangible assets; (viii) waived any right of' substantial value; (ix) entered into any transaction other than in the ordinary course of business; or (x) agreed to any of the forgoing. Except as otherwise

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          expressly provided for or set forth in, or required by, this
          Agreement, since the date of its balance sheet, there have been no changes in the assets, properties, operations or financial condition of the Vendor which have had or may have a materially adverse effect on its business, and neither the Vendor nor its shareholders nor any of its agents knows of any development or threatened development of a nature that is or may be materially adverse to its business, including, without limitation, the loss of a significant customer or the services of a key employee.

     (xv) Minute Books: The minute book of the Vendor contains complete and accurate records of all meetings and other corporate actions of the share holdings and the Board of Directors (including any committees of the Board) or any committee created pursuant to any employee benefit plan of the Vendor.

    (xvi) Finders: Except as specifically stated in writing in separate documents. the Vendor is not obligated, absolutely or contingently, to any person for financial advice. a finder's fee, legal fees, ;accounting fees, brokerage commission, or other similar payment in connection with the transaction contemplated by this Agreement.

   (xvii) Interest in the Vendor's Assets: No person has any interest in any inventions, patents, copyrights, trademarks, trade names, trade secrets, proprietary rights or processes or business lists used in or pertaining to the business of the Vendor, other than those disclosed.

  (xviii) Compliance with Laws: To the best of the knowledge, information and belief of the Vendor, it has complied with, and is not in violation of any United States or Canadian federal, commonwealth, state, provincial, local or foreign statute, law, code, rule or regulation with respect to the conduct of its business, the ownership or operation of its properties, or the sale or purchase of its securities or disclosure to shareholders which violation. might have a material adverse effect on the business, financial condition or earnings of the Vendor.

    (xix) Absence of Certain Payments: Neither the Vendor nor any of its current or past officers, agents, directors, employees or other persons associated with or acting on behalf of any of it, has used any funds of the Vendor for unlawful contributions, (lifts, entertainment or other unlawful expenses relating to political activities, or made any direct or indirect unlawful payment to government officials or employees (foreign or domestic) from corporate funds, or established or maintained any unlawful or unreported funds.

     (xx) Accuracy at Closing: All representations and warranties of the Vendor herein made will be true and correct as of the closing date. As of the closing date, the

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          Vendor will have performed and complied with all covenants and conditions required to be performed or complied with by it at or before such time by this Agreement.

5.   PURCHASER'S WARRANTIES AND REPRESENTATIONS

5.1   (i)  Effect of Agreement: The execution and delivery by the Purchaser of this Agreement and its consummation and the performance of its terms by Purchaser will not conflict with or result in a breach of the terms of or constitute a default under or violation of any law or regulation of any governmental authority, domestic or foreign or the Articles of Incorporation or By-Laws of the Purchaser or any material agreement or instrument to which the Purchaser or any of its shareholders is a party or member or by which any one of them is bound or to which any of them is subject; nor will it give to others any interests or rights, including rights of termination, acceleration or cancellation, in or with respect to any of the properties, assets, agreements, contracts or business of any one of the corporations. No consent of any person not a party to this agreement, and no consent of any governmental authority, is required to be obtained on the part of the Purchaser to permit the transactions contemplated by this Agreement, of the business activities of the Purchaser in the manner such business is currently carried on by their current or past management.

      (ii) Nature of Representations: No representation, warranty or agreement made by the Purchaser in this Agreement, any document referred to herein, or other instruments or disclosure furnished by the Purchaser as required by this Agreement contains, or will contain, an untrue statement of a material fact or omits to state any material fact necessary to make any statement, presentation, warranty or agreement not misleading to the Vendor. The Purchaser knows of no material fact or conditions adversely affecting the value of the Purchaser's common stock or assets, whether owned or leased, or the business operations of the Purchaser which has not been disclosed to the Vendor. The Purchaser agrees to disclose to the Vendor prior to the closing any fact, information, document or notice which would have an adverse effect on any statement, covenant, representation, warranty or agreement of the Purchaser contained in this Agreement, or any agreement, list, certificate, schedule, statement, or other instrument required by this Agreement.

    (iii) Organization: The Purchaser is an entity duly incorporated, validly existing and in good standing under the laws of the governmental entity stated above, has the corporate power and authority to own or lease its properties and hold its licenses and to carry on its business as now being conducted, and possesses all licenses, franchises, rights and privileges material to the conduct of its business.

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     (iv)  Finders:  Except  as specifically stated in writing in separate documents, the Purchaser is not obligated, absolutely or contingently, to any person for financial advice, a finder's fee, legal fees, accounting fees, brokerage commission, or other similar payment in connection with the transaction contemplated by this Agreement.

     (iv) Accuracy at Closing: All representations and warranties of the Purchaser herein made will be true and correct as of the closing date. As of the closing date, the Purchaser will have performed and complied with all covenants and conditions required to be performed or complied with by it at or before such time by this Agreement.

6.   CLOSING

6.1 The time of Closing shall be 10:00 a.m. on April 29, 2000 [can't be 29th - 120 days from March 20 at least], at the offices of the Purchaser, c/o St. George Capital Corporation, Suite 411, 1200 West Pender Street, Vancouver, British Columbia, V6E 2S9.

6.2 At least 7 days prior to the Closing Date, the Vendor shall provide to the solicitors for the Purchaser, upon their undertakings as set out in Paragraph 4.3, the following documents:

     (a) transfer forms and share certificates duly endorsed in blank for transfer by the Vendor and dated on the Closing Date which will effectively transfer the Shares to the Purchaser as of the Closing Date;

     (b) a certified copy of a resolution of the directors of the Vendor consenting to the transfer of the Shares to the Purchaser on the Closing Date as anticipated herein;

     (c) a certified copy of a resolution of the directors of the Vendor whereby they resolve to redeem the Shares from the Purchaser for the Purchase Price on the Closing Date;

     (d) an irrevocable proxy expiring on the Closing date whereby the Vendor appoints the Purchaser with full and discretionary power to vote the Shares at any ordinary or extraordinary shareholders meeting relating to the Shares; and

     (e) a consent to act as a director of the Purchaser duly endorsed by Anthony King (hereinafter collectively referred to as the "Closing Documents").

6.3 Prior to receipt of the Closing Documents, the Purchaser shall obtain from its solicitors their undertaking to do the following:

                                      119


     (a) hold the Closing Documents until the Closing Date at which time, so long as there is no uncured default as set out in Paragraph 4.3(ii) herein of which they have received notice, they shall release the Closing Documents to the Purchaser;

     (b) in the event that the Purchaser terminates this Agreement pursuant to paragraph 7 of this Agreement, they shall, upon receiving written notice of such termination from the Purchaser, return the Closing Documents to the Vendor.

7.   TERMINATION BY PURCHASER

7.1 The Parties hereto understand and agree that the Purchaser, at its sole discretion, may terminate this Agreement upon any of the following events:

     (a) the Vendor does not provide to the Purchaser any and all of the Closing Documents within the time allotted; or

     (b) the Vendor has materially breached any of the Vendor's conditions, warranties and representations set out herein.

7.2 In the event of termination of this Agreement as set out in paragraph 7.1 herein, the Purchaser shall provide the Vendor and the Purchaser's solicitors with notice of termination. Upon receipt of such notice, the solicitors for the Purchaser will forthwith return to the Vendor all of the Closing Documents. The parties agree that in the event of the termination set out in paragraph 7.1 herein, neither party will have any claim for any damages whatsoever against the other.



     GENERAL

8. This Agreement contains the entire agreement of the parties hereto and supersedes any prior written or oral agreements between them concerning the subject matter contained herein. There are no representations, agreements or understandings, oral or written, between the parties hereto or with any third parties, relating to the subject matter contained in this Agreement, which are not fully expressed herein, and this Agreement, or any part thereof, can only be modified by a written instrument executed by all of the parties hereto.

9. Any provision of this Agreement which is declared unlawful or unenforceable by a Court of competent jurisdiction shall not affect any other provision herein.

                                     120


10. A waiver or breach of any provision of this Agreement shall not constitute a waiver or breach of any other provision and the balance of the Agreement shall remain in full force and effect.

11. This Agreement shall be binding and enure to the benefit of the heirs, personal representatives, successors and permitted assigns of the parties hereto.

12. This Agreement shall be governed by and be interpreted in accordance with the laws of the State of Nevada.

13. This Agreement shall not be assigned, amended, changed or modified or any provision thereof waived or discharged except by the written consent of all of the parties hereto, not to be unreasonably withheld.

14.  This Agreement may be signed in counterparts.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first written above.

CHARGER VENTURES

Per: /s/ Terry Kirby
       Authorized Signatory

AK DRILLING, INC.

Per:  /s/ Anthony M. King
        Authorized Signatory

4-6-00


                                  121


                               SCHEDULE A

                             LIST OF SHARES

CORPORATION                                  NUMBER AND CLASS OF SHARES
-----------                                  --------------------------

AK DRILLING, INC.                            Common Shares or 100% of
                                             all of the issued and
                                             outstandingshares of AK
                                             DRILLING, INC.


                                  122



                               SCHEDULE B

                   FINANCIAL STATEMENTS OF AK DRILLING




                                  123




                            AK Drilling, Inc.
05/08/00               P&L Year-to-Date Comparison
                                April 2000

                                        Apr'00   Jan-Apr'00    %YTD   % of Inc.
                                    ----------  -----------   -----   ---------
Ordinary Income/Expense
   Income
      DRILLING INCOME-WATER WELL     74,079.86    77,957.36   95.0%    21.7%
      DRILLING INCOME               267,448.42 1,110,898.57   24.1%    78.3%
                                    ---------- ------------   -----   ------
   Total Income                     341,528.28 1,188,855.93   28.7%   100.0%

   Cost of Goods Sold
      DRILL BITS/HAMMER               9,613.25    31,666.95   30.4%     2.8%
      EMPLOYEE EXPENSES                 309.54     5,073.45    6.1%     0.1%
      FREIGHT & SHIPPING              2,036.10     8,485.63   24.0%     0.6%
      FUEL & OIL                     21,336.06    99,690.40   21.4%     6.2%
      MATERIALS & SUPPLIES           17,078.24    68,222.06   25.0%     5.0%
      PAYROLL EXPENSE                70,965.12   278,326.33   25.5%    20.8%
      PAYROLL TAX EXPENSE             5,479.21    22,913.79   23.9%     1.6%
      SUBCONTRACT LABOR                 850.00     1,900.00   44.7%     0.2%
      WORKER'S COMP.                  4,141.11    17,986.21   23.0%     1.2%
                                    ----------  -----------   -----    -----
   Total COGS                       131,808.63   534,264.82   24.7%    38.6%
                                    ----------  -----------   -----    -----

Gross Profit                        209,719.65   654,591.11   32.0%    61.4%

   Expense
      AUTOMOBILE EXPENSE                285.18       855.54   33.3%     0.1%
      ADVERTISING                       429.90     4,147.80   10.4%     0.1%
      AMORTIZATION EXPENSE               83.00       332.00   25.0%     0.0%
      BANK CHARGE- WIRE FEES             71.20       249.20   28.6%     0.0%
      DEPRECIATION                   13,750.00    55,000.00   25.0%     4.0%
      DUES & SUBSCRIPTIONS                0.00     2,024.72    0.0%     0.0%
      EMPLOYEE PER DIEM               8,905.00    37,395.00   23.8%     2.6%
      FUEL                              208.47       632.93   32.9%     0.1%
      NSURANCE-GENERAL                5,769.10    11,026.96   52.3%     1.7%
      INSURANCE- HEALTH               2,354.01     4,595.98   51.2%     0.7%
      INSURANCE- LIFE                   365.72     1,462.88   25.0%     0.1%
      INTEREST EXPENSE                9,078.43    36,793.90   24.7%     2.7%
      LODGING                         3,741.32     7,106.31   52.6%     1.1%
      MEALS & ENTERTAINMENT              21.90       404.52    5.4%     0.0%
      OFFICE SUPPLIES                   258.96     1,755.42   14.8%     0.1%
      PAYROLL EXPENSES               10,107.70    40,430.80   25.0%     3.0%
      PAYROLL TAX EXPENSES            1,010.78     4,043.12   25.0%     0.3%
      PENALTIES & FINES                   0.00       527.55    0.0%     0.0%
      PROFESSIONAL SERVICES             417.50     2,462.50   17.0%     0.1%
      PROFIT SHARING EXPENSE          2,000.00     8,000.00   25.0%     0.6%
      RENT                            2,014.98    37,393.52    5.4%     0.6%
      REPAIRS & PARTS                  7,67117    59,219.17   13.0%     2.2%
      SAFETY TRAINING                   160.00     4,954.58    3.2%     0.0%
      TAXES & LICENSES                1,109.86    10,688.20   10.4%     0.3%
      TELEPHONE                       2,182.45     7,086.84   30.8%     0.6%
      TOOLS & SMALL EQUIP.            2,501.12     8,860.92   28.2%     0.7%


                                            124


      TRAILER LEASE                     768.00     3,072.00   25.0%     0.2%
      TRAVEL                          3,457.17     6,925.52   49.9%     1.0%
      TRUCK EXPENSE                   6,870.46    33,514.65   20.5%     2.0%
      TRUCK LEASE                         0.00     2,610.35    0.0%     0.0%
      UNCATEGORIZED EXPENSES              0.00         0.00    0.0%     0.0%
      UTILITIES                         614.73     3,731.48   16.5%     0.2%
      WATER TRUCK LEASE               1,152.00     4,608.00   25.0%     0.3%
                                    ----------   ----------   -----    -----
   Total Expense                     87.362.11   401,912.36   21.7%    25.6%
                                    ----------   ----------   -----    -----

Net Ordinary Income                 122,357.54   252,678.75   48.4%    35.8%

Other Income/Expense
   Other Income
      INTEREST INCOME                   568.24     2,272.96   25.0%     0.2%
                                    ----------   ----------   -----    -----
   Total Other Income                   568.24     2,272.96   25.0%     0.2%
                                    ----------   ----------   -----    -----

Net Other Income                        568.24     2,272.96   25.0%     0.2%
                                    ----------   ----------   -----    -----

Net Income                          122,925.78   254,951.71   48.2%    36.0%
                                    ==========   ==========   =====    =====

                                    125



                             AK Drilling, Inc.
05/08/00
                               Balance Sheet
                           As of April 30, 2000

                                                 Apr 30,'00
       ASSETS                                    ----------
         Current Assets
           Checking/Savings
              CASH IN CHECKING- F.C.B.           -22,012.51
                                                 ----------
           Total Checking/Savings                -22,012.51

           Accounts Receivable
              ACCOUNTS RECEIVABLE                446,159.65
                                                 ----------
           Total Accounts Receivable             446,159.65

           Other Current Assets
              INVENTORY-WELL PIPE-U.S.             8,182.42
              DEPOSITS                            19,706.16
              EMPLOYEE ADVANCES                    4,755.80
              INVENTORY- PIPE- USA                93,250.00
                                                 ----------
           Total Other Current Assets            125,894.38
                                                 ----------

         Total Current Assets                    550,041.52

         Fixed Assets
           AUTOS & TRUCKS
              Original Cost               466,331.47
                                          ----------
           Total AUTOS & TRUCKS                  466,331.47

           DRILL RIGS
              Original Cost             2,462,604.15
                                        ------------
           Total DRILL RIGS                    2,462,604.15

           EQUIPMENT
              Original Cost               440,567.71
                                        ------------
           Total EQUIPMENT                       440,567.71

           OFFICE BUILDING
              Original Cost                 1,735.33
                                        ------------
           Total OFFICE BUILDING                   1,735.33

           OFFICE EQUIPMENT
              Original Cost                 8,254.06
                                        ------------
           Total OFFICE EQUIPMENT                  8,254.06

           ACCUMULATED DEPRECIATION
              Original Cost              -660,533.98
                                        ------------
           Total ACCUMULATED DEPRECIATION       -660,533.98
                                                -----------
         Total Fixed Assets                    2,718,958.74

         Other Assets
           TAX RESERVE                            15,000.00
           LOAN ORIGINATION FEES                  13,207.00
           START UP COSTS                          1,000.00
           ACCUMULATED AMORTIZATION               -6,189.00
                                               ------------
         Total Other Assets                       23,018.00
                                               ------------

       TOTAL ASSETS                            3,292,018.26
                                               ============

                                    126



       LIABILITIES & EQUITY
         Liabilities
           Current Liabilities
              Accounts Payable
                ACCOUNTS PAYABLE                  87,295.25
                                               ------------
              Total Accounts Payable              87,295.25

              Credit Cards
                A/P- CREDIT CARD
                   Mastercard-Tony           1,203.10
                                           ----------
                Total A/P- CREDIT CARD             1,203.10
                                               ------------


                                    127





                             AK Drilling, Inc.
05/08/00
                               Balance Sheet
                           As of April 30, 2000

                                                      Apr 30,'00
                                                      ----------

       Total Credit Cards                               1,203.10
       Other Current Liabilities
         Dental Ins. Withheld                             181.45
         FINE W/H                                       1,425.00
         CURRENT MATURITIES- LTD                      223,730.57
         N/P- FOREMOST                                  3,586.94
         PAYROLL TAXES PAYABLE                            816.58
         PROFIT SHARING PAYABLE                        32,000.00
         STATE WITHHOLDING                              1,975.65
                                                     -----------
       Total Other Current Liabilities                263,716.19
                                                     -----------

     Total Current Liabilities                        352,214.54

     Long Term Liabilities
       N/P- F.C.B.- CONSOLIDATION                     843,340.09
       N/P-FCB-TRUCKS-3 DODGES                         51,107.58
       CURRENT MATURITIES- LTD-2                     -223,730.57
       NIP- CENTER CAP. CORP 3                        296,644.11
       N/P- SECURITY BANK- TRUCK                        8,654.74
       N/P- SECURITY BANK- TRUCKS-2                    12,649.42
                                                     -----------
     Total Long Term Liabilities                      988,665.37
                                                     -----------

   Total Liabilities                                1,340,879.91

   Equity
     CAPITAL STOCK                                     10,000.00
     RETAINED EARNINGS                              1,926,388.76
     Net Income                                       254,951.71
     SHAREHOLDER'S DISTRIBUTION                      -240,202.12
                                                    ------------
   Total Equity                                     1,951,138.35
                                                    ------------

 TOTAL LIABILITIES & EQUITY                         3,292,018.26
                                                    ============


                                  128




                               SCHEDULE C

  (i) PENSION FUNDS: ALL EXISTING PENSION MONIES UP TO CLOSING DATE TO ACCRUE TO VENDOR'S EXISTING EMPLOYEE PENSION PLAN.

       NEW PENSION PLAN TO START ONE DAY POST CLOSING.

 (ii)  RECEIVABLES AND PAYABLES

       ALL RECEIVABLES AND PAYABLES UP TO CLOSING DATE WILL
       ACCRUE TO THE VENDOR'S ACCOUNT AND WILL REMAIN THE
       RESPONSIBILTY OF THE VENDOR POST CLOSING.


                                  129



GLOBAL INDUSTRIAL SERVICES INC.
14th Floor, 609 Granville St.
Vancouver, British Columbia
Canada V7V 1G3
Telephone: (604) 683-8358
Facsimile: (604) 683-8804

October 11, 2000                                                 VIA FAX

AK DRILLING INC.
2312 South Colorado
Butte, Montana
USA 59701

Attention: Mr.Anthony M. King

Re:  Global Industrial Services, Inc. (the "Company")

This letter shall serve as an Addendum to the Share Purchase Agreement dated for reference March 20, 2000 (the "Agreement") between AK Drilling Inc. and Charger Ventures Inc. The parties hereto acknowledge that:

1. The 1,000,000 common shares of the Company (the "Shares") issued to Anthony King were not and will not be registered with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"). Accordingly, the resale of the Shares is subject to Rule 144 of the Act.

2. All payments outstanding pursuant to the Agreement shall be due and payable by the Company to Anthony King no later than 14 days from the date the Company's shares are cleared for quotation on the OTC-BB.

Trusting the foregoing is satisfactory, would you please acknowledge your acceptance of the foregoing by counter-signing below and returning a signed copy to us by fax.

Yours truly,                                        Agreed to the foregoing
                                                    this 16th day of October,
GLOBAL INDUSTRIAL SERVICES INC.                     2000.

/s/ Terry Kirby                                     /s/ Anthony M. King
Per: Terry Kirby                                    Anthony M. King
     President

                                      130